UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3980194
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Court Square West Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-222475

Securities to be registered pursuant to Section 12(g) of the Act:  Class B common stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Class B common stock, par value $0.01 per share, of Altice USA, Inc. (the “Registrant”), as set forth under the heading “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-222475) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on January 8, 2018, as amended by any amendments to the Registration Statement, and in any prospectus relating thereto to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

3.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-217240) filed with the Securities and Exchange Commission on June 12, 2017).

3.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-217240) filed with the Securities and Exchange Commission on June 12, 2017)

3.3

Form of Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-222475) filed with the Securities and Exchange Commission on May 21, 2018).

3.4

Form of Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-222475) filed with the Securities and Exchange Commission on May 21, 2018).

4.1

Form of Stockholders and Registration Rights Agreement by and among Altice USA, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-217240) filed with the Securities and Exchange Commission on June 12, 2017).

4.2

Form of Amended and Restated Stockholders and Registration Rights Agreement (incorporated by reference to Exhibit 4.35 of the Registrant’s Registration Statement on Form S-1 (File No. 333-222475) filed with the Securities and Exchange Commission on May 21, 2018).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 23, 2018

ALTICE USA, INC.

By:	/s/ David Connolly
Name:	David Connolly
Title:	Executive Vice President and General Counsel

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